As filed with the Securities and Exchange Commission on December 23, 2002
                                                   Registration No. 333-101861
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------


                                AMENDMENT NO. 1
                                       TO
                                   FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                       -----------------------------------

                               COMCAST CORPORATION
                       (formerly AT&T Comcast Corporation)
             (Exact name of Registrant as specified in its charter)

          Pennsylvania            See Table of Additional Registrants         27-0000798
          ------------                                                         ----------
(State of other jurisdiction of                                             (I.R.S. Employer
 incorporation or organization)                                           Identification No.)

                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
     (Address,    including zip code, and telephone number including area code, of Registrant's principal executive offices)

                              Arthur R. Block, Esq.
                              Senior Vice President
                               Comcast Corporation
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      -----------------------------------
                                   Copies to:
                                 Bruce K. Dallas
                              Davis Polk & Wardwell
                               1600 El Camino Real
                          Menlo Park, California 94025
                                 (650) 752-2000


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ].
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _______


     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ].

                                ---------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                             ADDITIONAL REGISTRANTS
                       COMCAST CABLE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                             23-2175755
           --------                                             ----------
(State of other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
     (Address,    including zip code, and telephone number including area code, of Registrant's principal executive offices)

                              Arthur R. Block, Esq.
                              Senior Vice President
                               Comcast Corporation
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------

                   COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.
                         (formerly AT&T Broadband Corp.)
             (Exact name of registrant as specified in its charter)

           Delaware                                             04-3592397
           --------                                             ----------
(State of other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
     (Address,    including zip code, and telephone number including area code, of Registrant's principal executive offices)

                              Arthur R. Block, Esq.
                              Senior Vice President
                               Comcast Corporation
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------
                           COMCAST CABLE HOLDINGS, LLC
                         (formerly AT&T Broadband, LLC)
             (Exact name of Registrant as specified in its charter)

                  Delaware                                      84-1260157
                  --------                                      ----------
       (State of other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)

                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
     (Address,    including zip code, and telephone number including area code, of registrant's principal executive offices)

                              Arthur R. Block, Esq.
                              Senior Vice President
                               Comcast Corporation
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
--------------------------------------------------------------------------------
                             COMCAST MO GROUP, INC.
                         (formerly MediaOne Group, Inc.)
             (Exact name of registrant as specified in its charter)

                  Delaware                                      84-0926774
                  --------                                      ----------
       (State of other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)

                               1500 Market Street
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
     (Address,    including zip code, and telephone number including area code, of Registrant's principal executive offices)

                              Arthur R. Block, Esq.
                              Senior Vice President
                               Comcast Corporation
                      Philadelphia, Pennsylvania 19102-2148
                                 (215) 665-1700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                EXPLANATORY NOTE

     The purpose of this Amendment No. 1 is to file the Exhibits to the Registration Statement as set forth below in Item 16 of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     All of the expenses in connection with the offering are as follows:


Securities and Exchange Commission registration fee............... $    920,000
Legal fees and expenses...........................................      175,000*
Printing and engraving fees.......................................       50,000*
Accountants' fees and expenses....................................       75,000*
Miscellaneous.....................................................       30,000*
         Total.................................................... $  1,250,000*


---------
*Estimated


Item 15.  Indemnification of Directors and Officers.

Comcast Corporation

     Indemnification under Pennsylvania Law and Comcast Charter and Bylaws. Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law ("PBCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Under Section 1741 of the PBCL, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any such officer or director is a party or is threatened to be made a party by reason of such person being a representative of the corporation or serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, so long as the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, such officer or director had no reasonable cause to believe his/her conduct was unlawful.

     Section 1742 of the PBCL permits indemnification in derivative and corporate actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Under Section 1743 of the PBCL, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742 of the PBCL.

     Section 1744 of the PBCL provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 of the PBCL shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding, (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

     Section 1745 of the PBCL provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. Except as otherwise provided in the corporation's bylaws, advancement of expenses must be authorized by the board of directors.

     Section 1746 of the PBCL provides generally that the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the PBCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. In no event may indemnification be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1747 of the PBCL grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the PBCL.

     Sections 1748 and 1749 of the PBCL extend the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

     Section 1750 of the PBCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such person.

     Article Eleventh of the Comcast charter and Article VII of the Comcast bylaws provide that no director of Comcast will be personally liable, as such, for monetary damages (other than under criminal statutes and under laws imposing such liability on directors or officers for the payment of taxes) unless such person's conduct constitutes self-dealing, willful misconduct or recklessness. Article Eleventh of the Comcast charter also extends such protection to officers.

     Article VII of the Comcast bylaws provides that each officer and director of Comcast is indemnified and held harmless by Comcast for all actions taken by him or her and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such officer or director in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of Comcast), whether civil, criminal, administrative or investigative.

     The foregoing statements are subject to the detailed provisions of the PBCL and to the applicable provisions of the Comcast charter and bylaws.

Merger Agreement Provision Relating to AT&T and Comcast Holdings Directors and Officers

     Comcast has agreed in the merger agreement to indemnify the present and former officers and directors of AT&T, the AT&T subsidiaries, Comcast Cable Communications Holdings, the Comcast Cable Communications Holdings subsidiaries, Comcast Holdings and the Comcast Holdings subsidiaries, and each individual who prior to the completion of the AT&T Comcast transaction becomes such an officer or director, from their acts or omissions in those capacities occurring at or prior to the completion of such transaction to the maximum extent permitted by law; provided, however, no such indemnification will be required for officers or directors acting in a capacity for AT&T and its subsidiaries other than in connection with either AT&T's broadband business or the merger agreement and the transactions contemplated by the merger agreement.

     AT&T (and not Comcast Cable Communications Holdings) will indemnify and hold harmless Comcast for 50% of any losses described in the preceding paragraph arising out of acts or omissions of the AT&T officers and directors in connection with the merger agreement and the transactions contemplated by the merger agreement.

     For six years after completion of the AT&T Comcast transaction, Comcast will provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to completion of the transactions covering each officer and director identified in the second preceding paragraph (for officers and directors of AT&T and its subsidiaries, only for acts or omissions of such person acting in connection with either AT&T's broadband business or the merger agreement and the transactions contemplated by the merger agreement) currently covered by the officers' and directors' liability insurance policy of AT&T or Comcast Holdings, as the case may be, on terms no less favorable than those of such policy in effect on December 19, 2001, except that Comcast will only be obligated to pay up to 300% of the annual premium paid for such insurance by either AT&T or Comcast Holdings as of December 19, 2001.

Comcast Cable Communications Holdings, Inc.

     Comcast Cable Communications Holdings, Inc. is a corporation organized under the laws of the State of Delaware. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Article VIII, Section 1 of Comcast Cable Communications Holdings' Certificate of Incorporation provides that a director of Comcast Cable Communications Holdings will not be personally liable to Comcast Cable Communications Holdings or its shareholder for monetary damages for breach of fiduciary duty as director, except if this exemption is not permitted by the General Corporation Law of the State of Delaware. Any repeal or modification of this provision will not affect the rights of a director of Comcast Cable Communications Holdings prior to such repeal or modification.

     Article VIII, Section 2 of Comcast Cable Communications Holdings' Certificate of Incorporation provides that each person who was or is made a party or is otherwise in any way involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or the person from whom he is legal representative, is or was a director or officer of Comcast Cable Communications Holdings or is or was serving at its request as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of the proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer or employee, will be indemnified and held harmless by Comcast Cable Communications Holdings to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection with the proceeding. In the event that the General Corporation Law of the State of Delaware is amended, the indemnification provided will change only to the extent that the amendment permits Comcast Cable Communications Holdings to provide broader indemnification rights than previously permitted. However, except in the case of proceedings to enforce rights to indemnification, Comcast Cable Communications Holdings will indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee only if the proceeding was authorized by the Board of Directors of Comcast Cable Communications Holdings. The right to indemnification includes the right to be paid by Comcast Cable Communications Holdings the advancement of expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his capacity as a director or officer only will be made only upon delivery to Comcast Cable Communications Holdings of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified for the expenses. Also, the Board of Directors of Comcast Cable Communications Holdings may grant rights to indemnification as described above to any of Comcast Cable Communications Holdings' employees and agents.

     If a claim for indemnification is not paid in full within 30 days after a written claim is received by Comcast Cable Communications Holdings, the indemnitee may bring suit to recover the unpaid amount of the claim, and if successful in whole or in part, the indemnitee will be entitled to be paid also the expense of prosecuting the suit. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for Comcast Cable Communications Holdings to indemnify the claimant for the amount claimed, but Comcast Cable Communications Holdings would bear the burden of proving this defense.

     Comcast Cable Communications Holdings may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of Comcast

Cable Communications Holdings or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Comcast Cable Communications Holdings would have the power to indemnify such person under the General Corporation Law of the State of Delaware.

Comcast Cable Communications, Inc.

     Comcast Cable Communications, Inc. is a corporation organized under the laws of the State of Delaware. The applicable provisions relating to the indemnification of officers and directors under the General Corporation Law of the State of Delaware are described above under "-- Comcast Cable
Communications Holdings, Inc."

     In addition, Section 7-1 of Comcast Cable's By-laws provides that Comcast Cable will indemnify any of its directors or officers or any director or officer who is or was serving as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise (any such person is hereinafter referred to as a "director or officer") against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such director or officer, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), brought or threatened to be brought against such director or officer by reason of the fact that he or she is or was serving in any such capacity or in any other capacity on behalf of the company, its parent or any of its subsidiaries.

     Section 7-2 of Comcast Cable's By-laws provides that expenses incurred by any director or officer in defending a Proceeding will be paid by Comcast Cable in advance of the final disposition of such Proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking, by or on behalf of such director or officer, to repay such amount without interest if it is ultimately determined that he or she is not entitled to be indemnified by Comcast Cable as authorized by law.

     Section 7-4 of Comcast Cable's By-laws provides that Comcast Cable may purchase and maintain insurance on behalf of any person who is or was a director or officer of Comcast Cable against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Comcast Cable would have the power to indemnify him or her against such liability under law.

Comcast Cable Holdings, LLC

     Comcast Cable Holdings, LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to any restrictions that may be set forth in its limited liability company agreement, to indemnify its members and managers from and against any and all claims and demands.

     Section 12(a) of Comcast Cable Holdings' LLC Agreement provides that Comcast Cable Holdings will indemnify the manager and the member, which in each case is Comcast Cable Communications Holdings, and any current or former director or officer of Comcast Cable Communications Holdings (each, an "indemnitee") from and against all loss, damage, expense (including reasonable attorney's and other advisor's fees, court costs and other liabilities incurred in any proceeding to which Comcast Cable Communications Holdings is made a party) incurred because of Comcast Cable Communications Holdings' role as manager or member. Also, each indemnitee will be indemnified for losses resulting from the indemnitee's acts or failures to act with respect to the business or affairs of Comcast Cable Holdings, if the indemnitee (a) acts in good faith, (b) if acting in an official capacity, reasonably believed the action was in the best interests of Comcast Cable Holdings, and if not acting in an official capacity, believed that the conduct was not opposed to Comcast Cable Holdings' best interests, and (c) if in a criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Section 12(c) of Comcast Cable Holdings' LLC Agreement provides that Comcast Cable Holdings may advance funds to Comcast Cable Communications Holdings in respect of expenses incurred by Comcast Cable Communications Holdings in a proceeding prior to the final disposition of the proceeding if Comcast Cable Communications Holdings gives written affirmation of its good-faith belief that it has complied with the standards of conduct described in the preceding sentence, agrees to repay the advancement with interest if it is determined that the standards of conduct were not met, and Comcast Cable Holdings determines that indemnification is permissible under these standards. Also, Section 12(e) provides that Comcast Cable Holdings will indemnify specified officers, and it may in its discretion indemnify employees, on the same basis as it indemnifies Comcast Cable Communications Holdings as described above.

     Section 12(b) of Comcast Cable Holdings' LLC Agreement provides that, notwithstanding the above paragraph, Comcast Cable Holdings will not indemnify an indemnitee in connection with any proceeding in which Comcast Cable Communications Holdings is adjudged liable to Comcast Cable Holdings or any proceeding charging improper personal benefit to Comcast Cable Communications Holdings wherein the indemnitee was adjudged liable on the basis of improperly receiving a personal benefit.

     Section 12(f) of Comcast Cable Holdings' LLC Agreement provides that neither Comcast Cable Communications Holdings nor specified officers will be liable to Comcast Cable Holdings for any loss, damage or expense if Comcast Cable Communications Holdings or such officers, as the case may be (a) acts in good faith, (b) if acting in an official capacity, reasonably believed the action was in the best interests of Comcast Cable Holdings, and if not in an official capacity, believed that the conduct was not opposed to Comcast Cable Holdings' best interests, and (c) if in a criminal proceeding, had no reasonable cause to believe its conduct was unlawful. However, Comcast Cable Communications Holdings or the specified officers will be liable for any loss, expense or damage incurred in connection with a proceeding in which Comcast Cable Communications Holdings or such officers is adjudged liable to Comcast Cable Holdings as a result of not meeting the standards of conduct described in the preceding sentence or a proceeding charging improper personal benefit to Comcast Cable Communications Holdings wherein the indemnitee was adjudged liable on the basis of improperly receiving a personal benefit.

Comcast MO Group, Inc.

     Comcast MO Group, Inc. is a corporation organized under the laws of the State of Delaware. The indemnification of officers and directors provided for by Comcast MO Group's organizational documents and the General Corporation Law of the State of Delaware is identical to the indemnification provisions described above under "-- Comcast Cable Communications Holdings, Inc."


Item 16.  Exhibits.

     The following exhibits are filed as part of the Registration Statement:

Exhibit
Number      Description
------      -----------


   1.1 Form of Underwriting Agreement (Debt Securities, Warrants, Purchase Contracts and Units).

   1.2 Form of Underwriting Agreement (Preferred Stock, Depositary Shares, Common Stock).

   2.1 Composite copy of Agreement and Plan of Merger dated as of December 19, 2001, as amended, among Comcast Holdings Corporation (formerly known as Comcast Corporation), AT&T Corp., Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), Comcast Corporation (formerly known as AT&T Comcast Corporation) and the other parties signatory thereto.*

   2.2 Composite copy of Separation and Distribution Agreement dated as of December 19, 2001, as amended, between AT&T Corp. and Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.).*

   2.3 Support Agreement dated as of December 19, 2001, as amended, among AT&T Corp., Comcast Holdings Corporation (formerly known as Comcast Corporation), Comcast Corporation (formerly known as AT&T Comcast Corporation), Sural LLC and Brian L. Roberts.**

Exhibit
Number      Description
------      -----------

   2.4 Tax Sharing Agreement dated as of December 19, 2001 between AT&T Corp. and Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.).**

   2.5 Employee Benefits Agreement dated as of December 19, 2001 between AT&T Corp. and Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.).***

   2.6 Exchange Agreement dated as of December 7, 2001, as amended, between Microsoft Corporation and Comcast Holdings Corporation (formerly known as Comcast Corporation).**

   2.7 Instrument of Admission dated as of December 19, 2001, as amended, between Comcast Corporation (formerly known as AT&T Comcast Corporation) and AT&T Corp.**

   4.1 Rights Agreement dated as of November 18, 2002 between Comcast Corporation (formerly known as AT&T Comcast Corporation) and EquiServe Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designation of Series A Participant's Cumulative Preferred Stock as Exhibit A and the Form of Right Certificate as Exhibit B.****

   4.2 Credit Agreement dated as of April 26, 2002 among Comcast Corporation (formerly known as AT&T Comcast Corporation), Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent, Swing Line Lender and Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents.*****

   4.3 Bridge Credit Agreement dated as of April 26, 2002 among Comcast Corporation (formerly known as AT&T Comcast Corporation), Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent, Swing Line Lender and Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents.*****

   4.4 Credit Agreement dated as of May 3, 2002 among Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), Comcast Corporation (formerly known as AT&T Comcast Corporation), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent, Citibank, N.A., Bank of America, N.A., Merrill Lynch Capital Corporation and
             Morgan Stanley Senior Funding, Inc.*****

   4.5 Form of Senior Indenture among the Company, the cable guarantors party thereto and The Bank of New York, as Trustee.******

   4.6 Form of Subordinated Indenture among the Company, the cable guarantors party thereto and The Bank of New York, as Trustee.******

   4.7      Form of Senior Debt Security.******

   4.8      Form of Subordinated Debt Security.******

   4.9 Form of Purchase Contract Agreement relating to Purchase Contracts (included in Exhibit 4.10).

   4.10     Form of Unit Agreement.*******

Exhibit
Number      Description
------      -----------

   4.11     Form of Warrant Agreement for Warrants sold separately.

   4.12 Form of Warrant for Warrants sold separately (included in Exhibit 4.11).

   4.13     Form of Warrant Agreement for Warrants sold attached to other
            Securities.

   4.14 Form of Warrant for Warrants sold attached to other Securities (included in Exhibit 4.13).

   4.15     Form of Pledge Agreement.

   4.16     Form of Deposit Agreement.******

   4.17     Form of Depositary Share (included in Exhibit 4.16).

   4.18     Form of Guarantee (Warrants, Purchase Contracts and Units).

   5.1      Opinion of Arthur R. Block, Esquire.

   5.2      Opinion of Davis Polk & Wardwell.

   12.1 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Corporation.******

   12.2 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Cable Communications, Inc.******

   12.3 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Cable Communications Holdings, Inc.******

   12.4 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Cable Holdings, LLC.******

   12.5 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast MO Group, Inc.******

   12.6 Statement Regarding Computation of Pro Forma Ratio of Earnings to Fixed Charges of Comcast Corporation.******

   12.7 Statement Regarding Computation of Pro Forma Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation.******

   12.8 Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation.******

   23.1 Consent of Deloitte & Touche LLP with respect to Comcast Corporation (formerly known as AT&T Comcast Corporation).******

   23.2     Consent of Deloitte & Touche LLP with respect to Comcast
            Holdings Corporation (formerly known as Comcast Corporation).******

   23.3 Consent of Deloitte & Touche LLP with respect to Comcast Cable Communications, Inc.******

   23.4 Consent of PricewaterhouseCoopers LLP with respect to AT&T Broadband Group.******

   23.5     Consent of Arthur R. Block, Esquire (included in Exhibit 5.1).

   23.6     Consent of Davis Polk & Wardwell (included in Exhibit 5.2).

Exhibit
Number      Description
------      -----------

   24.1     Powers of Attorney.******

   25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Indenture.******

   25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Subordinated Indenture. ******

---------------

      * Incorporated by reference to our Current Report on Form 8-K12g3, filed on November 18, 2002.

     ** Incorporated by reference to our registration statement on Form S-4, filed on February 11, 2002.

    *** Incorporated by reference to AT&T Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002.

   **** Incorporated by reference to our registration statement on Form 8-A12g, filed on November 18, 2002.

  ***** Incorporated by reference to our Amended Registration Statement on Form S-4/A, filed on May 14, 2002.

 ******  Previously filed with this Registration Statement.

*******  To be filed with subsequent Current Report on Form 8-K.



Item 17.  Undertakings.

     The undersigned registrants hereby undertake:

     1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that subparagraphs (a) (i) and (a) (ii) shall not apply to the extent that information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. If the securities to be registered are to be offered at competitive bidding, the undersigned registrants hereby undertake (1) to use their best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the Registration Statement, together with any supplements thereto, and (2) to file an amendment to the Registration Statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

     4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            SIGNATURES AND POWER OF ATTORNEY FOR COMCAST CORPORATION


     Pursuant to the requirements of the Securities Act of 1933, Comcast Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 23rd day of December, 2002.


                                               COMCAST CORPORATION


                                               By: /s/ Arthur R. Block
                                                  -----------------------------
                                                  Name:  Arthur R. Block
                                                  Title: Senior Vice President



     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 Signature                                       Title                                Date
                 ---------                                       -----                                ----



                     *                          Chairman of the Executive and Finance         December 23, 2002
---------------------------------------------   Committee of the Board of Directors;
              Ralph L. Roberts                                 Director


                     *                          Chairman of the Board of Directors;         December 23, 2002
---------------------------------------------                  Director
            C. Michael Armstrong


                     *                          Vice Chairman of the Board of Directors;       December 23, 2002
---------------------------------------------                  Director
             Julian A. Brodsky


                     *                          President and Chief Executive Officer        December 23, 2002
---------------------------------------------   (Principal Executive Officer); Director
              Brian L. Roberts


                     *                          Executive Vice President               December 23, 2002
---------------------------------------------      (Co-Principal Financial Officer)
             Lawrence S. Smith


                     *                          Executive Vice President and Treasurer        December 23, 2002
---------------------------------------------      (Co-Principal Financial Officer)
               John R. Alchin


                     *                          Senior Vice President and Controller         December 23, 2002
---------------------------------------------       (Principal Accounting Officer)
             Lawrence J. Salva


                     *                                         Director                       December 23, 2002
---------------------------------------------
             S. Decker Anstrom


                     *                                         Director                       December 23, 2002
---------------------------------------------
            Sheldon M. Bonovitz


                     *                                         Director                       December 23, 2002
---------------------------------------------
              J. Michael Cook


                     *                                         Director                       December 23, 2002
---------------------------------------------
            George M. C. Fisher


                     *                                         Director                       December 23, 2002
---------------------------------------------
              Dr. Judith Rodin


                     *                                         Director                       December 23, 2002
---------------------------------------------
              Louis A. Simpson


                     *                                         Director                       December 23, 2002
---------------------------------------------
             Michael I. Sovern


*By: /s/ Arthur R. Block
    ------------------------------------
    Arthur R. Block
    Attorney-in-fact

    SIGNATURES AND POWER OF ATTORNEY FOR COMCAST CABLE COMMUNICATIONS, INC.


     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 23rd day of December, 2002.


                                          COMCAST CABLE COMMUNICATIONS, INC.


                                          By: /s/ Arthur R. Block
                                             ---------------------------------
                                             Name:  Arthur R. Block
                                             Title: Senior Vice President;
                                                      Director



     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 Signature                                       Title                                Date
                 ---------                                       -----                                ----


                      *                           President and Chief Executive Officer       December 23, 2002
---------------------------------------------   (Principal Executive Officer); Director
              Brian L. Roberts


                      *                                  Executive Vice President             December 23, 2002
---------------------------------------------   (Co-Principal Financial Officer); Director
             Lawrence S. Smith


                      *                         Executive Vice President and Treasurer        December 23, 2002
---------------------------------------------      (Co-Principal Financial Officer)
               John R. Alchin


                      *                           Executive Vice President; Director          December 23, 2002
---------------------------------------------
               David L. Cohen


          /s/ Arthur R. Block                             Senior Vice President; Director     December 23, 2002
---------------------------------------------
              Arthur R. Block


                      *                          Senior Vice President and Controller         December 23, 2002
---------------------------------------------       (Principal Accounting Officer)
             Lawrence J. Salva


*By: /s/ Arthur R. Block
    ------------------------------------
    Arthur R. Block
    Attorney-in-fact

                      SIGNATURES AND POWER OF ATTORNEY FOR
                  COMCAST CABLE COMMUNICATIONS HOLDINGS, INC.


     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Communications Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 23rd day of December, 2002.



                                            COMCAST CABLE COMMUNICATIONS
                                            HOLDINGS, INC.


                                            By: /s/ Arthur R. Block
                                               --------------------------------
                                               Name:  Arthur R. Block
                                               Title: Senior Vice President;
                                                        Director



     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 Signature                                       Title                                Date
                 ---------                                       -----                                ----


                     *                           President and Chief Executive Officer        December 23, 2002
---------------------------------------------       (Principal Executive Officer)
              Brian L. Roberts


                     *                                 Executive Vice President               December 23, 2002
--------------------------------------------- (Co-Principal Financial Officer); Director
             Lawrence S. Smith


                     *                          Executive Vice President and Treasurer        December 23, 2002
---------------------------------------------      (Co-Principal Financial Officer)
               John R. Alchin


                     *                            Executive Vice President; Director          December 23, 2002
---------------------------------------------
               David L. Cohen


          /s/ Arthur R. Block                      Senior Vice President; Director            December 23, 2002
---------------------------------------------
              Arthur R. Block


                     *                                   Senior Vice President                December 23, 2002
---------------------------------------------       (Principal Accounting Officer)
             Lawrence J. Salva


*By: /s/ Arthur R. Block
    ------------------------------------
    Arthur R. Block
    Attorney-in-fact

        SIGNATURES AND POWER OF ATTORNEY FOR COMCAST CABLE HOLDINGS, LLC


     Pursuant to the requirements of the Securities Act of 1933, Comcast Cable Holdings, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 23rd day of December, 2002.


                                              Comcast Cable Holdings, LLC


                                              By: /s/ Arthur R. Block
                                                 ------------------------------
                                                 Name:  Arthur R. Block
                                                 Title: Senior Vice President



     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 Signature                                       Title                                Date
                 ---------                                       -----                                ----


                     *                           President and Chief Executive Officer        December 23, 2002
---------------------------------------------       (Principal Executive Officer)
              Brian L. Roberts


                     *                                 Executive Vice President               December 23, 2002
---------------------------------------------      (Co-Principal Financial Officer)
             Lawrence S. Smith


                     *                          Executive Vice President and Treasurer        December 23, 2002
---------------------------------------------      (Co-Principal Financial Officer)
               John R. Alchin


                     *                                   Senior Vice President                December 23, 2002
---------------------------------------------       (Principal Accounting Officer)
             Lawrence J. Salva


*By: /s/ Arthur R. Block
    ------------------------------------
    Arthur R. Block
    Attorney-in-fact


COMCAST CABLE COMMUNICATIONS
HOLDINGS, INC.

By: /s/ Arthur R. Block                                  Sole Member                            December 23, 2002
   ------------------------------------
          Arthur R. Block
          Senior Vice President

          SIGNATURES AND POWER OF ATTORNEY FOR COMCAST MO GROUP, INC.


     Pursuant to the requirements of the Securities Act of 1933, Comcast MO Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Philadelphia, Pennsylvania, on the 23rd day of December, 2002.


                                                 COMCAST MO GROUP, INC.


                                                 By: /s/ Arthur R. Block
                                                    -------------------------
                                                    Name:  Arthur R. Block
                                                    Title: Senior Vice President



     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 Signature                                       Title                                Date
                 ---------                                       -----                                ----

                     *                           President and Chief Executive Officer        December 16, 2002
---------------------------------------------        (Principal Executive Officer)
              Brian L. Roberts


                     *                                 Executive Vice President               December 16, 2002
--------------------------------------------- (Co-Principal Financial Officer); Director
             Lawrence S. Smith


                     *                          Executive Vice President and Treasurer        December 16, 2002
---------------------------------------------      (Co-Principal Financial Officer)
               John R. Alchin


                     *                            Executive Vice President; Director          December 16, 2002
---------------------------------------------
               David L. Cohen


          /s/ Arthur R. Block                       Senior Vice President; Director           December 16, 2002
---------------------------------------------
              Arthur R. Block


                     *                                   Senior Vice President                December 16, 2002
---------------------------------------------       (Principal Accounting Officer)
             Lawrence J. Salva


*By: /s/ Arthur R. Block
    ------------------------------------
    Arthur R. Block
    Attorney-in-fact

                                  EXHIBIT LIST

Exhibit
Number          Description
------          -----------


   1.1 Form of Underwriting Agreement (Debt Securities, Warrants, Purchase Contracts and Units).

   1.2 Form of Underwriting Agreement (Preferred Stock, Depositary Shares, Common Stock).

   2.1 Composite copy of Agreement and Plan of Merger dated as of December 19, 2001, as amended, among Comcast Holdings Corporation (formerly known as Comcast Corporation), AT&T Corp., Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), Comcast Corporation (formerly known as AT&T Comcast Corporation) and the other parties signatory thereto.*

   2.2 Composite copy of Separation and Distribution Agreement dated as of December 19, 2001, as amended, between AT&T Corp. and Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.).*

   2.3 Support Agreement dated as of December 19, 2001, as amended, among AT&T Corp., Comcast Holdings Corporation (formerly known as Comcast Corporation), Comcast Corporation (formerly known as AT&T Comcast Corporation), Sural LLC and Brian L. Roberts.**

Exhibit
Number          Description
------          -----------

   2.4 Tax Sharing Agreement dated as of December 19, 2001 between AT&T Corp. and Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.).**

   2.5 Employee Benefits Agreement dated as of December 19, 2001 between AT&T Corp. and Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.).***

   2.6 Exchange Agreement dated as of December 7, 2001, as amended, between Microsoft Corporation and Comcast Holdings Corporation (formerly known as Comcast Corporation).**

   2.7 Instrument of Admission dated as of December 19, 2001, as amended, between Comcast Corporation (formerly known as AT&T Comcast Corporation) and AT&T Corp.**

   4.1 Rights Agreement dated as of November 18, 2002 between Comcast Corporation (formerly known as AT&T Comcast Corporation) and EquiServe Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designation of Series A Participant's Cumulative Preferred Stock as Exhibit A and the Form of Right Certificate as Exhibit B.****

   4.2 Credit Agreement dated as of April 26, 2002 among Comcast Corporation (formerly known as AT&T Comcast Corporation), Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent, Swing Line Lender and Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents.*****

   4.3 Bridge Credit Agreement dated as of April 26, 2002 among Comcast Corporation (formerly known as AT&T Comcast Corporation), Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent, Swing Line Lender and Issuing Lender, Citibank, N.A., as Syndication Agent, and Bank of America, N.A., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Co-Documentation Agents.*****

Exhibit
Number          Description
------          -----------

   4.4 Credit Agreement dated as of May 3, 2002 among Comcast Cable Communications Holdings, Inc. (formerly known as AT&T Broadband Corp.), Comcast Corporation (formerly known as AT&T Comcast Corporation), the Financial Institutions party thereto, JP Morgan Chase Bank, as Administrative Agent, Citibank, N.A., Bank of America, N.A., Merrill Lynch Capital Corporation and Morgan Stanley Senior Funding, Inc.*****

   4.5 Form of Senior Indenture among the Company, the cable guarantors party thereto and The Bank of New York, as Trustee.
                ******

   4.6 Form of Subordinated Indenture among the Company, the cable guarantors party thereto and The Bank of New York, as Trustee.
                ******

   4.7          Form of Senior Debt Security.******

   4.8          Form of Subordinated Debt Security.******

   4.9 Form of Purchase Contract Agreement relating to Purchase Contracts (included in Exhibit 4.10).

   4.10         Form of Unit Agreement.*******

   4.11         Form of Warrant Agreement for Warrants sold separately.

   4.12 Form of Warrant for Warrants sold separately (included in Exhibit 4.11).

   4.13         Form of Warrant Agreement for Warrants sold attached to other
                Securities.

   4.14 Form of Warrant for Warrants sold attached to other Securities (included in Exhibit 4.13).

   4.15         Form of Pledge Agreement.

   4.16         Form of Deposit Agreement.******

   4.17         Form of Depositary Share (included in Exhibit 4.16).

   4.18         Form of Guarantee (Warrants, Purchase Contracts and Units).

   5.1          Opinion of Arthur R. Block, Esquire.

   5.2          Opinion of Davis Polk & Wardwell.

   12.1 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Corporation.******

   12.2 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Cable Communications, Inc.******

   12.3 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Cable Communications Holdings, Inc.******

   12.4 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast Cable Holdings, LLC.******

   12.5 Statement Regarding Computation of Ratio of Earnings to Fixed Charges of Comcast MO Group, Inc.******

   12.6 Statement Regarding Computation of Pro Forma Ratio of Earnings to Fixed Charges of Comcast Corporation.******

Exhibit
Number       Description
------       -----------

   12.7 Statement Regarding Computation of Pro Forma Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation.******

   12.8 Statement Regarding Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends of Comcast Corporation.******

   23.1 Consent of Deloitte & Touche LLP with respect to Comcast Corporation (formerly known as AT&T Comcast Corporation).******

   23.2      Consent of Deloitte & Touche LLP with respect to Comcast
             Holdings Corporation (formerly known as Comcast Corporation).******

   23.3 Consent of Deloitte & Touche LLP with respect to Comcast Cable Communications, Inc.******

   23.4 Consent of PricewaterhouseCoopers LLP with respect to AT&T Broadband Group. ******

   23.5      Consent of Arthur R. Block, Esquire (ncluded in Exhibit 5.1).

   23.6      Consent of Davis Polk & Wardwell (included in Exhibit 5.2).

   24.1      Powers of Attorney.******

   25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Indenture.******

   25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Subordinated Indenture.******

---------------

      * Incorporated by reference to our Current Report on Form 8-K12g3, filed on November 18, 2002.

     ** Incorporated by reference to our registration statement on Form S-4, filed on February 11, 2002.

    *** Incorporated by reference to AT&T Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002.

   **** Incorporated by reference to our registration statement on Form 8-A12g, filed on November 18, 2002.

  ***** Incorporated by reference to our Amended Registration Statement on Form S-4/A, filed on May 14, 2002.

 ******  Previously filed with this Registration Statement.

*******  To be filed with subsequent Current Report on Form 8-K.